AMENDMENT TO
                            THE DECLARATION OF TRUST
                  TO CHANGE THE PRINCIPAL OFFICE OF THE TRUST

            FIRST TRUST ENERGY INCOME AND GROWTH FUND (THE "TRUST")

      The undersigned, constituting at least a majority of the Trustees of the Trust, a business trust organized under the laws of The Commonwealth of Massachusetts, acting pursuant to the Trust's Declaration of Trust, as amended to the date hereof (the "Declaration"), do hereby amend the Declaration as follows:

            The principal office of the Trust is hereby changed from "187 Danbury Road, Wilton, Connecticut 06897" to "10 Westport Road Suite C101a Wilton, Connecticut 06897," and all references to the address of the principal office of the Trust in the Declaration are hereby accordingly amended.

      This amendment to the Declaration shall become effective on April 25, 2016.

      IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this amendment as of April 25, 2016.



  /s/ James A. Bowen                          /s/ Richard E. Erickson
  -------------------------------             -------------------------------
  James A. Bowen, as Trustee                  Richard E. Erickson, as Trustee
  c/o First Trust Advisors L.P.               c/o First Trust Advisors L.P.
  120 East Liberty Drive                      120 East Liberty Drive
  Wheaton, Illinois 60187                     Wheaton, Illinois 60187


  /s/ Thomas R. Kadlec                        /s/ Niel B. Nielson
  -------------------------------             -------------------------------
  Thomas R. Kadlec, as Trustee                Niel B. Nielson, as Trustee
  c/o First Trust Advisors L.P.               c/o First Trust Advisors L.P.
  120 East Liberty Drive                      120 East Liberty Drive
  Wheaton, Illinois 60187                     Wheaton, Illinois 60187


  /s/ Robert F. Keith
  -------------------------------
  Robert F. Keith, as Trustee
  c/o First Trust Advisors L.P.
  120 East Liberty Drive
  Wheaton, Illinois 60187